UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a‑12

MOVING IMAGE TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0‑11.

Dear Fellow Shareholders,

Fiscal 2025 was an important year of progress for Moving iMage Technologies (“MiT”) as we strengthened our business fundamentals, focused on higher margin opportunities and sharpened our expense discipline. Despite a modest decline in annual revenue, our efforts enabled solid improvements in gross margin and reduced operating expenses that delivered a lower net loss and positive operating cash flow. Importantly our financial discipline enabled MiT to increase its net cash position to $5.7M at the close of FY’25.

Throughout the year, we executed on several cost management initiatives that streamlined operations, optimized staffing levels, and achieved greater efficiency in selling and marketing and research and development processes. These actions reduced total operating expenses in FY’25 by 9% compared to FY’24, and we improved gross margin to 25.2% compared to 23.3% in the prior year, reflecting our strategic focus on higher-margin products and service opportunities.

Operationally, our strategy is to diversify MiT’s revenue mix and expand the base of predictable, recurring business. We are pursuing these goals internally and via an ongoing external process to identify new complementary product and services offerings while our recurring annual revenue stream of approximately $8–$9 million provides a stable foundation on which to build. Meanwhile, our cross-selling efforts continue to drive engagement across our portfolio of premium cinema technologies, design expertise and full-service installation capabilities which form the core of our value proposition. These efforts are supported by our decades-long relationships with leading exhibitors and equipment manufacturers.

In October 2025, we acquired the assets of the globally recognized DCS loudspeaker product line from QSC. Launched over twenty years ago, DCS is a premium line of cinema loudspeakers, purpose‑built for a wide range of cinema use cases, from the biggest premium large format (PLF) multiplex auditoriums to smaller venues, boutique cinemas, studios, postproduction facilities and private screening rooms.  In addition to substantial potential for this line in North America, we also believe it can be a vehicle to create new customer dialogues on a global basis.

Looking forward, we remain encouraged by dialogues and interest regarding our integrated technology solutions as exhibitors contemplate new projects and needed upgrades to enhance guest experiences and reduce operating costs and legacy technology risks.

While variability in customer and project timing continues to impact revenue visibility, the scope of needed technology refresh activity, combined with our newly acquired DSC loudspeaker product line, provides us with a material long term revenue opportunity. We are actively pursuing new installation and upgrade opportunities with regional, national and specialty cinema operators, as well as with alternative sports or entertainment venues. In parallel, we are laying the groundwork for domestic and international growth opportunities through potential new products or services that can leverage our reputation, expertise and customer base in both existing and new territories.

Our industry continues to work hard to improve box office environment, and we expect this to translate into greater exhibitor capital investment. With our strong balance sheet, enhanced operating discipline and an expanding suite of cinema technology solutions, MiT is positioned to participate in this next wave of demand and in so doing we believe we can deliver meaningful value to our shareholders.

On behalf of our Board, management team and employees, we thank you for the confidence and support expressed by your investment. We will continue to work hard in building on our progress in fiscal 2026 and beyond.

February 18, 2026	Phil Rafnson President and Chief Executive Officer

Forward-Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including interruptions or higher prices of products and services from our suppliers, inability to timely introduce new products and services or enhance existing products and service, increasing product costs that may cause our operating margins to decline, significant customers that cease purchasing our products and services at any time, and our ability to successfully acquire other businesses, product lines and technologies and address any problems encountered therewith. Our filings with the SEC provide detailed information on such statements and risks and should be consulted. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Moving iMage Technologies, Inc.

17760 Newhope Street

Fountain Valley, California 92708

NOTICE OF ANNUAL MEETING on April 9, 2025

11:00 a.m. Pacific Time

To Our Stockholders of Moving iMage Technologies, Inc.:

You are cordially invited to attend the annual meeting of Stockholders (the “Annual Meeting”) of Moving iMage Technologies Inc. (the “Company”, “we”, “our”, or “us”) to be held on Thursday, April 9, 2026, at 11:00 a.m. Pacific Time at our offices at 17760 Newhope Street, Suite B, Fountain Valley, California, 92708. All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. You may view the proxy materials at https://ts.vstocktransfer.com/irhlogin/I-MOVINGIMAGE by following the instructions provided to you at such website.

At the annual meeting, you will be asked to consider and act upon the following matters:

1.	To elect five directors;

2.	To ratify the appointment of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2026; and

3.	To transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

The Board of Directors (the “Board”) has fixed the close of business on February 17, 2026 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available at our offices at 17760 Newhope Street, Suite B, Fountain Valley, California 92708 for a period of 10 days prior to the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 9, 2026: The Notice of Meeting, Proxy Statement, Proxy Card, the Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended 2025, and Notice and Access Information are available at https://ts.vstocktransfer.com/irhlogin/I-MOVINGIMAGE

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Voting of your shares over the Internet or by email or fax or by mail by following the instructions below will ensure your representation at the Annual Meeting regardless of whether or not you attend. Voting over the Internet, or by email or fax, or by written proxy will not affect your right to vote in person in the event you find it convenient to attend.

The notice of annual meeting, proxy statement, proxy card and annual report to stockholders are available free of charge at https://ts.vstocktransfer.com/irhlogin/I-MOVINGIMAGE using the control number located on the Notice of Internet Availability of Proxy Materials.

The notice of annual meeting, proxy statement, proxy card and annual report to stockholders are available free of charge at https://ts.vstocktransfer.com/irhlogin/I-MOVINGIMAGE using the control number located on the Notice of Internet Availability of Proxy Materials.

By order of the Board of Directors,

Phil Rafnson
President and Chief Executive Officer

Vote via the Internet:

http://www.vstocktransfer.com/proxy

Click on "Proxy Voter Login" and log-on using your Control Number

If you requested and received printed proxy materials, you can also vote by written proxy card as follows:

Vote by mail:

Mark, sign and date your proxy card and return it in the envelope provided to

18 Lafayette Place, Woodmere, NY 11598

Vote by Email:

Mark, sign and date your proxy card and return it to vote@vstocktransfer.com.

Vote by Fax:

Mark, sign and date your proxy card and return it to 646‑536‑3179.

Vote in Person:

Have your control number and attend the Annual Meeting at

17760 Newhope Street, Suite B

Fountain Valley, CA 92708

If you hold your shares beneficially in “street name” through a nominee (such as a bank or stock broker), then the Notice of Internet Availability of Proxy Materials/Voting Instruction Form  is being forwarded to you by the nominee. You should follow the instructions you receive from your nominee to vote those shares. If you are a stockholder who owns shares through a broker and you intend to vote in person at the Annual Meeting, you must obtain and bring to the meeting a legal proxy from the bank, broker or other holder of record of your shares to be entitled to vote those shares in person at the Annual Meeting.

Moving iMage Technologies, Inc.

17760 Newhope Street

Fountain Valley, California 92708

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
APRIL 9, 2025 AT 11:00 A.M. PACIFIC TIME

Date, Time and Place of Annual Meeting

This Proxy Statement is furnished in connection with the solicitation by the board of directors (the “Board”) of Moving iMage Technologies, Inc. a Delaware corporation (the “Company,” “we,” “our” or “us”), of proxies to be voted at our Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”) and at any adjournment or postponement of the Meeting. The Annual Meeting will take place on Thursday April 9, 2026, beginning at 11:00 a.m., Pacific Time, at our offices at 17760 Newhope Street, Suite B, Fountain Valley, California, 92708. All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. You may view the proxy materials at https://ts.vstocktransfer.com/irhlogin/I-MOVINGIMAGE. You may vote online at http://www.vstocktransfer.com/proxy. You must have your Control Number and follow the instructions provided to you at each website

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING TO BE HELD ON APRIL 9, 2026

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) to our stockholders of record as of February 17, 2026. We anticipate that the E-Proxy Notice will be sent, and a full set of proxy materials relating to our Meeting will be made available to our stockholders commencing on or about April 9, 2026.

The E-Proxy Notice provides that (i) the stockholder may access the notice of annual meeting of stockholders, this proxy statement, the Company’s annual report on Form 10-K and Form 10-KA for the year ended June 30, 2025 (“Annual Report”), additional solicitation materials or other proxy materials and amendments, if any, online at https://ts.vstocktransfer.com/irhlogin/I-MOVINGIMAGE; and (ii) stockholders may also choose to request to receive a paper copy of the proxy materials at no charge.

If you receive a Notice of Internet Availability, you will not receive any other proxy materials by mail unless you request a paper or electronic copy of the proxy materials. To request that a full set of the proxy materials be sent to your specified postal or email address, please call (toll-free) 1-855-987-8625 or send an email to vote@vstocktransfer.com prior to April 9, 2026, and include the Company name, your account number, and your control number in the subject line.

The E-Proxy Notice also provides instructions on voting via the Internet and the matters to be acted upon at the Annual Meeting with the Board of Directors’ recommendation with regard to each matter.

Frequently Asked Questions About the Annual Meeting and Voting

1.	Who is entitled to vote at the Annual Meeting?

Holders of our common stock, par value $0.00001 per share (“Common Stock”), as of February 17, 2026 (the “Record Date”) are entitled to receive the Notice of Internet Availability of Proxy Materials and instructions to vote their shares at the Meeting. Holders of our Common Stock on the Record Date are entitled to one vote for each share held of record on the Record Date.

2.	How many shares of Common Stock are “outstanding”?

As of February 17, 2026, there were 9,945,115 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.

3.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name with our transfer agent, VStock Transfer, LLC, you are the “stockholder of record” of those shares. The Notice of Internet Availability of Proxy Materials with voting instructions has been provided directly to you by Moving iMage Technologies, Inc.

If your shares are held through a broker, bank or other holder of record, you hold your shares in “street name” and are considered the “beneficial owner” of those shares. The Notice of Internet Availability of Proxy Materials/Voting Instruction Form have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting. Absent instructions from you, under applicable regulatory requirements, your broker may vote your shares on the ratification of the appointment of our independent registered public accounting firm for fiscal 2026 but may not vote your shares on the election of directors or any other proposal that may properly come before the Annual Meeting.

4.	Are proxy materials available on the Internet?

Yes. As permitted by SEC rules, we have elected to furnish proxy materials, including the notice of Annual Meeting, this proxy statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, most stockholders will not receive printed copies of our proxy materials unless they request them. Instead, the E-Proxy Notice, which was mailed to all of our stockholders, will explain how you may access and review all of the proxy materials electronically. The E-Proxy Notice also explains how you may submit your proxy, including by email, fax or over the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the E-Proxy Notice.

5.	How do I vote?

Your vote is important. If you hold your shares as a record holder, your shares can be voted if you are present at the Annual Meeting and vote in person or your shares are represented by proxy. Even if you plan to attend the Annual Meeting, we urge you to vote by proxy in advance, using one of the following methods:

On the Internet

The Company has established Internet voting procedures for stockholders of record. These procedures are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded. Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m., Eastern Time, on April 8, 2026.  You must have your 12-digit control code found on your Notice of Availability of Proxy Materials

The website for internet voting by record holders is http://www.vstocktransfer.com/proxy. Please select “Proxy Voter Login” and reference your 12-digit control number to log in. You can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

If you vote on the Internet, you do not have to return your proxy card.

The availability of Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We therefore recommend that you follow the voting instructions in the materials you receive.

By mail

If you requested and received proxy materials, you may vote by written proxy card. Complete, sign and date the accompanying proxy or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and return your signed proxy card but do not indicate your voting preferences, the proxy holders named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors.

By Email

If you requested and received printed proxy materials and are a stockholder of record, complete, sign and date the accompanying proxy card and email it to vote@vstocktransfer.com.

By Fax

If you requested and received printed proxy materials and are a stockholder of record, complete, sign and date the accompanying proxy card and return it via fax to 646‑536‑3179.

In Person

Attend the Annual Meeting at our offices at 17760 Newhope Street, Suite B, Fountain Valley, California, 92708. Have your control number with you to ensure your vote is counted. If you requested and received proxy materials, you may also submit your dated and signed proxy card at the Annual Meeting.

Your vote is important. Please complete your vote using one of the voting methods above to ensure that your vote is received timely.

6.	What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

●	giving written notice to the Corporate Secretary of the Company;

●	delivering a valid, later-dated proxy, by mail or email, or a later-dated vote on the Internet, or by fax in a timely manner; or

●	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record.

All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

7.	How will your proxy vote your shares?

Your proxy will vote according to your instructions. If you request proxy materials, vote by mail and complete, sign, and return the proxy card provided by us but do not indicate your vote, your proxy will vote “FOR” each of the director nominees, and “FOR” ratification of the appointment of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2026. The Board does not intend to bring any other matter for a vote at the Annual Meeting, and neither we nor the Board know of anyone else who intends to do so. However, on any other business that properly comes before the Annual Meeting, your proxies are authorized to vote on your behalf using their best judgment.

8.	Where can you find the voting results?

We intend to announce the preliminary voting results at the Annual Meeting and will publish the final results in a Current Report on Form 8‑K, which we will file with the SEC no later than four business days following the Annual Meeting. If the final voting results are unavailable in time to file a current report on Form 8‑K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8‑K to disclose the preliminary results and, within four business days after the final results are known, will file an additional current report on Form 8‑K with the SEC to disclose the final voting results.

9.	What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (“NYSE”).

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of Haskell & White LLP as our independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors, or any other proposal properly brought before the Annual Meeting, in which case a broker non-vote will occur and your shares will not be voted on these matters.

Broker non-votes will have no effect on the election of directors, which is Proposal One. Because Proposal Two. ratification of our independent registered public accounting firm, is considered to be routine under NYSE rules, if you hold your shares in street name, your broker, bank or other agent may vote your shares on this proposal in its discretion, even if you do not provide voting instructions.

10.	What is a quorum for the Annual Meeting?

The presence of the holders of shares of Common Stock representing 3,315,005 votes, which is 33 1/3 % of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

11.	What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

Election of Directors

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting. This means that the five persons receiving the highest number of affirmative “FOR” votes at the Annual Meeting will be elected. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board of Directors are to be voted on this proposal, such shares will be voted in favor of the nominees. If you hold your shares in "street name" and you do not instruct your broker how to vote in the election of directors a broker non-vote will occur and no votes will be cast on your behalf. It is therefore critical that you cast your vote if you want it to count in the election of directors. "Withhold" votes and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote although they will be considered present for the purpose of determining the presence of a quorum.

Ratification of Haskell & White LLP as our independent registered public accounting firm

The affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to approve the ratification of Haskell & White as our independent registered public accounting firm. Your broker has discretionary voting authority under NYSE rules to vote your shares on this proposal, even if the broker does not receive voting instructions from you. Abstentions will not be counted as votes cast and will have no effect on the result of the vote although they will be considered present for the purpose of determining the presence of a quorum.

12.	How will my shares be voted at the Annual Meeting?

At the Meeting, the persons named in the proxy card or, if applicable, their substitutes, will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is:

●	FOR the election of each of the director nominees named in this Proxy Statement; and

●	FOR ratification of the appointment of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2026

13.	Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, we did not know of any matters to be presented at the Annual Meeting, other than those referred to in this Proxy Statement.

If you return your signed and completed proxy card by mail or email or vote on the Internet, or by fax and other matters are properly presented at the Annual Meeting for consideration, the individuals named as proxies on the enclosed proxy card will have the discretion to vote on your behalf.

14.	Who will pay for the cost of the Annual Meeting and this proxy solicitation?

The Company will pay the costs associated with the Annual Meeting and solicitation of proxies, including the costs of transmitting the proxy materials and E-Proxy Notices. In addition to solicitation by mail, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit proxies. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy materials to their principals, and we will reimburse them for their expenses. We have not retained a soliciting agent to assist in the solicitation of proxies.

15.	Do the Executive Officers and Directors have any interest in the matters to be decided at this Annual Meeting?

None of the Company’s executive officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting, except with respect to each director, to the extent that a director is named as a nominee for election to the Board of Directors.

16.	What is “Householding”?

“Householding” is a program, approved by the SEC, which allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy materials or a single E-Proxy Notice to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in “street name,” your broker or bank may have notified you that your household will receive only one copy of our proxy materials or a single E-Proxy Notice. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement or a single E-Proxy Notice, or if you are receiving multiple copies of the proxy statement or multiple E-Proxy Notices and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL ONE

Election of Five Directors for a One Year Term Ending as of the Annual Meeting in 2026

Nominees

At the Annual Meeting, five directors, who have been nominated by the Nominating and Governance Committee of the Board of Directors (the “Nominating Committee”), are to be elected, each to hold office (subject to our Bylaws) until the next annual meeting and until his or her successor has been elected and qualified. All of the nominees for director currently serve as directors. No proxy may vote for more than five nominees for director.

Each nominee has consented to being named as a nominee in this Proxy Statement and to serve, if elected. If any nominee listed in the table below should become unavailable for any reason, which the Board of Directors does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Board of Directors prior to or at the Annual Meeting, or, if no substitute is selected by the Board of Directors prior to or at the Annual Meeting, for a motion to reduce the membership of the Board of Directors to the number of nominees available. The five nominees receiving the highest number of affirmative “FOR” votes at the Annual Meeting will be elected. The information concerning the nominees and their security holdings has been furnished by them to us.

Directors are nominated by our Board of Directors, based on the recommendations of the Nominating Committee. As discussed elsewhere in this Proxy Statement, in evaluating director nominees, the Nominating Committee considers characteristics that include, among others, integrity, business experience, financial acumen, leadership abilities, familiarity with our businesses and businesses similar or analogous to ours, and the extent to which a candidate’s knowledge, skills, background and experience are already represented by other members of our Board of Directors.

The following table sets forth the names and ages of our director nominees:

Name	Age	Title

Phil Rafnson	79	Chief Executive Officer and Chairman of the Board
Francois Godfrey	54	President, Chief Operating Officer, and Director
Katherine D. Crothall, Ph.D.	76	Director
John C. Stiska	83	Director
Scott Anderson	71	Director

Listed below are our director nominees’ biographies.

Phil Rafnson has been our Chairman of the Board since the company’s founding in 2003 and has been our Chief Executive Officer since January 2021. Mr. Rafnson also was our President from January 2021 until October 30, 2024. Mr. Rafnson has been a major participant in the cinema equipment business for over 30 years going from a sound engineer for RCA Service Co. to National Sales Manager for Xetron Inc., to president and owner of Media Technology Source (MTS), one of the largest global cinema equipment distribution companies until he sold MTS in 1999. He has served as Board member of the International Theatre Equipment Association for 12 years and officer and president of that association for more than 4 years. Mr. Rafnson’s experience in the cinema equipment industry qualifies him to serve on our board of directors.

Francois Godfrey was appointed to the Board on October 30, 2024, and was also appointed President to succeed Phil Rafnson, and our Chief Operating Officer. He is an accomplished executive with over three decades of experience in business development, sales, and marketing across the cinema and professional services industries. Mr. Godfrey, who joined Moving iMage Technologies in 2022 as VP of Business Development, leads strategic initiatives for new products and SaaS solutions. He began his career managing cinema operations while overseeing FF&E purchasing and construction. At QSC Audio Products, Mr. Godfrey spearheaded the global launch of cinema loudspeaker and processor lines, building a robust distribution network. As VP of Marketing at Ballantyne Strong, he led the company’s transition from manufacturing to distribution, driving significant growth. At Barco, Mr. Godfrey played a pivotal role in expanding the adoption of laser projection systems, leading cross-functional teams to grow market share and increase revenue, while overseeing the successful launch of new technologies worldwide. At Christie Digital Systems, he spearheaded the acquisition and launched the Cinergy SaaS platform, securing contracts with major cinema chains like AMC, Cinemark, and Regal. Mr. Godfrey’s wide experience in business development and marketing in the cinema industry qualifies him to serve on our board of directors.

Katherine D. Crothall, Ph.D. became a director in July 2021. Ms. Crothall has been the Chairman, Chief Executive Officer and President of Aspire Bariatrics, Inc. (“Aspire”) since November 2010. Prior to Aspire, Dr. Crothall served as a principal of Liberty Venture Partners, Inc. from 2006 to November 2010. Prior to Liberty, she founded Animas Corporation in 1996 and served as its chairman, president, chief executive officer, led its $69 million IPO in 2004, and sold it to Johnson and Johnson in 2006. From October 1988 to September 1993, Dr. Crothall served as president and chief executive officer of Luxar Corporation, which she founded in 1988, which sold and manufactured CO2 lasers for cosmetic, oral, surgical, dental, dermatological and surgical applications. Dr. Crothall founded Laakmann Electro-Optics, which manufactured and marketed CO2 lasers and was sold to Johnson & Johnson in 1981. She was employed as an engineer at Hughes Aircraft from 1971 to 1978. Dr. Crothall has been an Independent Director of Valeritas Holdings, Inc. since October 10, 2016. Dr. Crothall is a director of Adhezion BioMedical. She is also a former director of Xanitos, Inc., Othera Pharmaceuticals Inc., Intact Vascular, Inc., and Lungpacer, Inc. She holds over 20 patents and is the recipient of several awards including the Ernst & Young Entrepreneur of the Year Award in 2003 and the Greater Philadelphia Raymond Rafferty Entrepreneurial Excellence Award in 2004. She has authored numerous technical papers and has presented numerous papers at scientific/medical symposiums. Dr. Crothall holds a B.S. in Electrical Engineering from the University of Pennsylvania and Master of Science and a Ph.D. in Electrical Engineering from the University of Southern California. Dr. Crothall’s extensive experience in public company finance and acquisition experience qualifies her to serve on our board of directors.

John C. Stiska became a director in July 2016, Chairman of the Board in 2023 and served as Interim CEO from April 2025 through December 2025, of AscentX Medical, Inc. a privately held medical device company based in San Diego.  He is the principal of Regent Partners, his family office investment firm. He was a Senior Advisor to Agility Capital, LLC, a venture lending fund from 2007 to 2013; prior to that he was Chairman of Commercial Bridge Capital, LLC, a San Diego venture lending fund. Over the past two decades, Mr. Stiska has served as a CEO, Chairman, director and investor in more than thirty private and public companies. Prior to his business career, Mr. Stiska was a practicing corporate and securities partner at Brobeck, Phleger & Harrison, and Of Counsel at Latham & Watkins. He also taught Securities Regulation as an Adjunct Professor of Law at the University of San Diego School of Law. He started his career and became a partner at Luce, Forward, Hamilton & Scripps, before being one of the founding partners of Aylward, Kintz, Stiska, Wassenaar and Shannahan, which merged into and became the San Diego office of the Brobeck firm. Shortly thereafter, he joined Intermark, Inc. as president and subsequently took Intermark, Inc. (ASE:IMI) and its majority owned company Triton Group, Ltd. (NYSE:TGL) through an extensive pre-pack Chapter 11 reorganization and refinancing, emerging as a successfully restructured public company, Triton Group, Ltd. (ASE:TGL).  Mr. Stiska received a BBA in Accounting in 1965 and a J.D. from the University of Wisconsin in 1970. Mr. Stiska’s extensive experience in public company finance and related corporate matters qualifies him to serve on our board of directors.

Scott Lloyd Anderson, J.D., CPA became a director in July 2021. Mr. Anderson practiced with KPMG as a tax CPA in the early 1980s and since 1983 has practiced as an attorney representing businesses and their respective owners. Mr. Anderson was a shareholder for 35 years and is now “of counsel” at the law firm of Fabyanske, Westra, Hart & Thomson, P.A., which he joined in 1985. Mr. Anderson was on the board of directors of that firm from 1988 through 2014 and was elected president of the firm over four different time frames. Over the last 30 years, Mr. Anderson has structured, negotiated and closed over 200 merger and acquisition transactions of privately held companies ranging in transaction value from a few million to over a billion dollars. Mr. Anderson has been on the board of directors of various construction companies and is a principal owner, director and officer of a safety engineering company, a small investment company and a small oil and gas company. Mr. Anderson also assisted with the initial organization of the Company in 2003. Mr. Anderson has a B.A. in Business Administration from Augsburg University located in Minneapolis, Minnesota and a J.D. from William Mitchell College of Law located in St. Paul, Minnesota. Mr. Anderson also taught accounting and business law at Augsburg University. Mr. Anderson’s extensive experience in finance and acquisition transactions and prior accounting experience qualifies him to serve on our board of directors.

Vote Required; Board of Directors Recommendation

You may vote in favor of any or all of the nominees or you may also withhold your vote as to any or all of the nominees. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting. This means that the five persons receiving the highest number of affirmative "FOR" votes at the Annual Meeting will be elected. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board of Directors are to be voted on this proposal, such shares will be voted in favor of the nominees. If you hold your shares in "street name" and you do not instruct your broker how to vote in the election of directors, a broker non-vote will occur and no votes will be cast on your behalf. It is therefore critical that you cast your vote if you want it to count in the election of directors. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote although they will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

Information Concerning the Board of Directors

Board Leadership Structure and Risk Oversight

Our Board does not have a policy on whether or not the role of the Chief Executive Officer and Chairman should be separate or, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. Currently, we operate with Mr. Rafnson serving as our Chairman and our Chief Executive Officer. We currently believe that Mr. Rafnson serving in both capacities best serves the Company and suits the talents, expertise and experience that Mr. Rafnson brings to the Company.

The Board as a whole is responsible for consideration and oversight of the risks we face and is responsible for ensuring that material risks are identified and managed appropriately. Certain risks are overseen by committees of the Board and these committees make reports to the full Board, including reports on noteworthy risk-management issues. Members of the Company’s senior management team regularly report to the full Board about their areas of responsibility and a component of these reports is the risks within their areas of responsibility and the steps management has taken to monitor and control such exposures. Additional review or reporting on risks is conducted as needed or as requested by the Board or one of its committees.

Board Independence

Our common stock currently is listed on the NYSE American and accordingly, we have applied the listing standards of the NYSE American and SEC rules in determining the “independence” of the members of our Board. Based on the listing standards of the NYSE American and SEC rules after reviewing the relationships with members of our Board, our Board has determined that Katherine D. Crothall, Ph.D., John C. Stiska, and Scott Lloyd Anderson qualify as independent directors within the meaning of NYSE American Rule 803A(2).  The Nominating Committee reviews with the Board at least annually the qualifications of new and existing Board members, considering the level of independence of individual members, together with such other factors as the Board may deem appropriate, including overall skills and experience. The Nominating and Governance Committee also evaluates the composition of the Board as a whole and each of its committees to ensure the Company’s on-going compliance with NYSE American Rule 803A(2).

Director Compensation

Our Board believes that a significant portion of the total compensation package for our non-employee directors should be equity-based to align the interest of these directors with our stockholders. Directors who are also our employees do not receive any additional compensation for their service on our Board.

The following table sets forth the cash fees, option and stock awards, and total compensation paid to or earned by each non-employee director of the Company during fiscal year June 30, 2025. Columns disclosing compensation under the headings “Bonus”, “Non-Equity Incentive Plan Compensation,” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” are not included because no compensation in these categories was awarded to, earned by or paid to our non-employee directors in the fiscal year ended June 30, 2025.

	Fees
	Earned
	or Paid	Option	Stock
	in Cash	Awards	Awards	Total
Name	($)	($)(1)(2)	($)(3)	($)
Katherine D. Crothall, Ph.D.50	$1,800	$—	$6,000	$7,800
John C. Stiska	$7,887	$—	$4,800	$12,687
Scott Anderson	$1,800	$—	$12,000	$13,800

(1)

The amounts disclosed above reflect the full grant date fair values in accordance with FASB ASC Topic 718. See “Note 1 - Business Activity And Summary Of Significant Accounting Policies” to our consolidated financial statements for the year ended June 30, 2024.

Outstanding Equity Awards at Fiscal Year-End Placeholder

During fiscal 2025, our Board held five meetings, the Audit Committee held four meetings, the Compensation Committee held three meetings and acted by written consent three times. During the period for which a person served as a director, each director attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by those committees of the Board of Directors on which such director served.

The Company’s policy is to encourage, but not require, Board members to attend annual member meetings. In December 2024, all of our directors attended the annual meeting of stockholders.

Board Committees and Membership

We maintain the following committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Nominating Committee. Each committee is comprised entirely of directors who are “independent” within the meaning of NYSE American Rule 803A(2). Each committee acts pursuant to a separate written charter, and each such charter has been adopted and approved by the Board. Copies of the committee charters are available on our website at movingimagetech.com under the heading “Investor Relations.”

Audit Committee

John C. Stiska, Katherine D. Crothall, Ph.D. and Scott Lloyd Anderson serve on the Audit Committee, which is chaired by John C. Stiska. Our Board has determined that each is “independent” for audit committee purposes as that term is defined by the rules of the SEC and NYSE American, and that each has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our Board of Directors has designated John C. Stiska as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

●

recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10‑K;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing quarterly earnings releases.

The Audit Committee has a Charter that is available on our website (https://investors.movingimagetech.com/corporate-governance).

The Compensation Committee has a Charter that is available on our website (https://investors.movingimagetech.com/corporate-governance).

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is currently or has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Nominating and Corporate Governance Committee

John C. Stiska, Katherine D. Crothall, Ph.D. and Scott Lloyd Anderson serve on the Compensation Committee, which is chaired by Katherine D. Crothall, Ph.D. Our Board has determined that each member of the Compensation Committee is “independent” as defined in the applicable NYSE American rules. The Compensation Committee’s responsibilities include:

●	annually reviewing and recommending to the board of directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

●

evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and based on such evaluation: (i) recommending to the board of directors the cash compensation of our Chief Executive Officer, and (ii) reviewing and approving grants and awards to our Chief Executive Officer under equity-based plans;

●	reviewing and recommending to the board of directors the cash compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy and policy;

●	overseeing and administering our compensation and similar plans;

●

reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable NYSE American rules;

●	retaining and approving the compensation of any compensation advisors;

●	reviewing and approving our policies and procedures for the grant of equity-based awards;

●	reviewing and recommending to the board of directors the compensation of our directors; and

●	preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement.

None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee. The Compensation Committee has a Charter that is available on our website (https://investors.movingimagetech.com/corporate-governance).

Nominating and Corporate Governance Committee

John C. Stiska, Katherine D. Crothall, Ph.D. and Scott Lloyd Anderson serve on the Nominating and Governance Committee, which is chaired by Scott Lloyd Anderson. Our Board has determined that each member of the Nominating Committee is “independent” as defined in the applicable NYSE American rules. The Nominating Committee’s responsibilities include:

●	developing and recommending to the board of directors’ criteria for board and committee membership;

●	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

●	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

●	identifying individuals qualified to become members of the board of directors;

●	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

●	reviewing and recommending to the board of directors appropriate corporate governance guidelines; and

●	overseeing the evaluation of our board of directors.

The Nominating and Corporate Governance Committee has a Charter that is available on our website (https://investors.movingimagetech.com/corporate-governance).

The Director Nomination Process

The Nominating Committee considers nominees from all sources, including stockholders. The Nominating Committee has the authority to lead the search for individuals qualified to become members of the Company’s Board and to select or recommend to the Board of Directors director nominees to be presented for stockholder approval. The Nominating Committee may use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.

The Board will consist of a majority of directors who (i) qualify as “independent” directors within the meaning of the listing standards of the NYSE American, as the same may be amended from time to time; and (ii) are affirmatively determined by the Board to have no material relationship with the Company, its parents or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, its parents or its subsidiaries). The Nominating Committee reviews with the Board the qualifications of new and existing Board members, considering the level of independence of individual members, together with such other factors as the Board may deem appropriate, including overall skills and experience. Our Board has determined not to establish term limits with regard to service on the Board in the belief that continuity of service and the past contributions of Board members who have developed an in-depth understanding of the Company and its business over time bring a seasoned approach to the Company’s governance. The Nominating Committee will select individuals who have high personal and professional integrity, have demonstrated ability and sound judgment, and are effective, in conjunction with other director nominees, in collectively serving the long-term interests of our stockholders, together with such other factors as the Board may deem appropriate, including overall skills and experience.

Although the Company does not have a policy regarding diversity, the value of diversity on the Board is considered and the particular or unique needs of the Company shall be taken into account at the time a nominee is being considered. The Nominating Committee seeks a broad range of perspectives and considers both the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of directors and prospective nominees to the Board. The Nominating Committee will recommend to the Board nominees as appropriate based on these principles.

Director Nominees by Stockholders.  Director nominees provided by stockholders to the Nominating Committee are evaluated by the same criteria used to evaluate potential nominees from other sources. When making a recommendation for a Board nominee to be evaluated by the Nominating Committee, stockholders should include all information about the candidate that is required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. The written recommendation should be sent to the Corporate Secretary of the Company accompanied by the candidate’s written consent to be named in a proxy statement as a nominee, if recommended by the Nominating Committee and nominated by the Board, and to serve as a director if appointed or elected. Additional information about the candidate may be requested by the Nominating Committee from time to time, either from the recommended person or from the recommending shareholder.

Submission for Consideration at Annual Meeting.  The Company’s Bylaws provide that stockholders may nominate directors for consideration at an annual meeting provided they comply with the notice procedures set forth in the bylaws, which are further described in this proxy statement under “Stockholder Proposals.” Nominations made by stockholders in this manner are eligible to be presented by the stockholder at the meeting, but such nominees will not have been considered by the Nominating and Governance Committee as a nominee to be potentially supported by the Company.

Stockholder Communications

Any stockholder who desires to contact any of our directors can write to Moving iMage Technologies, Inc., 17760 Newhope Street, Fountain Valley, CA 92708 Attention: Stockholder Relations. Your letter should indicate that you are a Moving iMage Technologies, Inc. stockholder. Depending on the subject matter, our stockholder relations personnel will:

●	forward the communication to the director(s) to whom it is addressed;

●	forward the communication to the appropriate management personnel; and

●	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions. A current copy of this code is posted on the Corporate Governance section of our website, which is located at https://investors.movingimagetech.com/corporate-governance. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8‑K.

Upon written request to our corporate secretary, we will provide you with a copy of our code of ethics, without cost.

Short Sale, and Pledging Policies

Our Insider Trading Policy applies to our directors, officers and employees, as well as entities controlled by individuals subject to the Insider Trading Policy. The policy strongly prohibits directors, officers, and employees who are Insiders (as defined in the policy), from engaging in short sales, pledging stock on margin and entering into derivative or similar transactions with respect to the Company’s securities.

Insider Trading Policies and Procedures

We have insider trading policies and procedures that govern the purchase, sale, and/or other disposition of the Company’s securities by our directors, officers and employees, and the Company itself, that we believe are reasonably designed to promote compliance by the Company and our directors, officers, and employees with insider trading laws, rules and regulations and the listing standards of NYSE American. The policy prohibits trading in our securities while in possession of material non-public information.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and the persons who beneficially own more than ten percent of our Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us. Based solely on the reports received by us and on the representations of the reporting persons, we believe that our directors and executive officers complied with all applicable filing requirements during the fiscal year ended June 30, 2025, except that John Stiska did not file Form 4s for five transactions, Kathy Crothall did not file Form 4s for eight transactions and Scott Anderson did not file Form 4s for eight transactions. Each of the transactions related to the granting of shares of common stock as partial compensation for each person’s service on the Board or a Committee of the Board. The aggregate number of shares subject to such delinquent Form 4s for Messrs. Stiska and Anderson is 6,380 and 5,919, respectively, and that for Ms. Crothall is 11,838.

Further, based solely on the reports received by us and on the representations of the reporting persons, we believe each greater than ten percent holder complied with all applicable filing requirements during the fiscal year ended June 30, 2025.

Information Concerning Executive Officers

The following table sets forth the names, ages and titles of our executive officers:

Name	Age	Title

Phil Rafnson	79	Chief Executive Officer and Chairman of the Board
Francois Godfrey	54	President, Chief Operating Officer, and Director
Jose Delgado	62	Executive Vice President, Sales and Marketing
Bevan Wright	56	Executive Vice President, Operations and Director
William F. Greene	69	Chief Financial Officer

Information about Phil Rafnson, our Chief Executive Officer and Chairman of the Board and Francois Godfrey, our President. Chief Operating Officer and a director, is set forth above under Proposal One “Election of Directors Nominees”

Jose Delgado has been our Executive Vice President, Sales and Marketing since the Company’s founding in 2003. Prior to joining MiT, Mr. Delgado spent 15 years at Christie Digital Systems in increasing positions of responsibility, as National Sales Manager, Director of Sales, and Vice President of Sales. During his tenure he helped the company become a major force in the cinema industry. Previously he held various positions at JVC, including Sales Representative for video products for the Los Angeles and Las Vegas markets.

William F. Greene was appointed as full-time Chief Financial Officer effective April 20, 2023.  Mr. Greene, is the founder of William Greene Consulting, established in 2001, which provides financial consulting services for private and public companies, such as preparing financial reports, comprehensive financial forecasting or CFO level strategy business planning and cash flow reviews, and SEC compliance and investor relations management. Mr. Greene’s experience includes serving as the chief financial officer for AscentX Medical Inc. from 2015 to 2017, serving as a consultant to the CFO of Pepperball Technologies, Inc. from 2009 to 2010, and serving as the chief financial officer for Surge Global Energy from 2006 to 2008. Mr. Greene holds a Bachelor of Science degree in Business Administration with a focus on accounting from California State University Dominguez Hills.

Family Relationships

There are no family relationships among any of our executive officers or directors.

EXECUTIVE COMPENSATION

Compensation of Named Executive Officers

The summary compensation table below shows all compensation information for services rendered in all capacities for the fiscal years ended June 2025 and 2024. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

				All Other
	Fiscal			Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)	Total ($)

Philip Rafnson	2025	$160,985	$100,000	$—	$260,985
President and Chief Executive Officer	2024	$218,667	$28,000	$—	$246,667

Francois Godfrey	2025	$209,113	$15,000	$92,000	$316,113
President and Chief Operating Officer	2024	$180,000	$8,000	$—	188,000

Jose Delgado(1)	2025	$215,361	$—	$—	$215,361
Executive Vice President, Sales and Marketing	2024	$233,730	$28,000	$—	$261,730

Bevan Wright	2025	$215,294	$—	$—	$215,294
Executive Vice President, Operations	2024	$233,730	$28,000	$—	$261,730

William Greene	2025	$203,088	$—	$—	$203,088
Chief Financial Officer	2024	$220,487	$28,000	$—	248,487

(1)

On February 28, 2024, the Company and Mr. Delgado agreed to sell 49,586 shares of common stock at a price of $0.667 per share (based on the closing stock price as of February 27, 2024) for a total of $33,000, which amount represents satisfaction of Mr. Delgado’s $25,000 outstanding obligation to the Company plus an estimated $8,000 in federal and California state income taxes incurred in connection with the sale. Following the purchase, the shares were cancelled by the Company

Employment Agreements

We currently do not maintain any employment, severance or change in control agreements with our named executive officers. In addition, our named executive officers are not entitled to any payments or other benefits in connection with a termination of employment or a change in control.

Executive Compensation Policies as They Relate to Risk Management

The Compensation Committee and management have considered whether our compensation policies might encourage inappropriate risk taking by the Company’s executive officers and other employees. The Compensation Committee has determined that the current compensation structure aligns the interests of the executive officers with those of the Company without providing rewards for excessive risk taking by awarding a mix of fixed and performance based or discretionary bonuses with the performance-based compensation focused on profits as opposed to revenue growth.

The Compensation Committee working with management adopts a plan each year intended to award members of our management including executive officers for meeting or exceeding targeted goals. The Committee believes the amounts to be paid to Messrs. Rafnson, Delgado, Wright and Greene for services rendered in fiscal year 2025 are appropriate in light of our financial performanc~~e.~~

Clawback Policy

Effective November 30, 2023, our board of directors adopted a clawback policy (“Clawback Policy”) that may be applied in the event of a material financial restatement. The Clawback Policy covers current and former executive officers and includes all incentive compensation. Specifically, in the event of an accounting restatement, we must recover, reasonably promptly, any excess incentive compensation during the three completed fiscal years immediately preceding the date on which we are required to prepare an accounting restatement. Compensation that may be recoverable under the policy includes cash or equity-based compensation for which the grant, payment or vesting is or was based wholly or in part on the attainment of a financial reporting measure. The amount to be recovered will be the excess of the incentive compensation paid based on the erroneous data over the incentive compensation that would have been paid had it been based on the restated results. The full text of our Clawback Policy is included as Exhibit 97.1 to our annual report on Form 10-K.

Equity Incentive Plans

2019 Incentive Stock Plan

We have adopted a 2019 Omnibus Incentive Stock Plan (the “Plan”). On February 24, 2022, the Stockholders approved an amendment increasing the number of stock-based awards available for issuance under the Company’s Plan from 750,000 shares to 1,500,000 shares. At June 30, 2025, an aggregate of 1,150,000 shares of our common stock were reserved for issuance and available for awards under the Plan, including incentive stock options granted under the Plan. The Plan administrator may grant awards to any employee, director, consultant or other person providing services to us or our affiliates.

We adopted the Plan to provide a means by which employees, directors, and consultants of our Company and those of our subsidiaries and other designated affiliates, which we refer to together as our affiliates, may be given an opportunity to purchase our common stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for our success and the success of our affiliates.

The Plan is administered by the Compensation Committee of the Board. The Plan administrator has the authority to determine, within the limits of the express provisions of the Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. The Board may at any time amend or terminate the Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards previously made under the Plan without the consent of the recipient. No awards may be made under the Plan after the tenth anniversary of its effective date.

Awards under the Plan may include incentive stock options, nonqualified stock options, stock appreciation rights restricted shares of common stock, restricted stock Units, performance share or Unit awards, other stock-based awards and cash-based incentive awards.

Stock Options. The Plan administrator may grant to a participant options to purchase our Common Stock that qualify as incentive stock options for purposes of Section 422 of the Internal Revenue Code (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the Plan administrator. The exercise price for stock options will be determined by the Plan administrator in its discretion, but non-qualified stock options and incentive stock options may not be less than 100% of the fair market value of one share of our company’s Common Stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of Common Stock on the date the stock option is granted. Stock options must be exercised within a period fixed by the Plan administrator that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise period may not exceed five years. At the Plan administrator’s discretion, payment for shares of Common Stock on the exercise of stock options may be made in cash, shares of our Common Stock held by the participant or in any other form of consideration acceptable to the Plan administrator (including one or more forms of “cashless” or “net” exercise).

Stock Appreciation Rights. The Plan administrator may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of Common Stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised. The exercise price for a SAR will be determined by the Plan administrator in its discretion; provided, however, that in no event shall the exercise price be less than the fair market value of our common stock on the date of grant.

Restricted Stock and Restricted Units. The Plan administrator may award to a participant shares of Common Stock subject to specified restrictions (“restricted shares”). Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period. The Plan administrator also may award to a participant Units representing the right to receive shares of Common Stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives (“restricted Units”). The terms and conditions of restricted share and restricted Unit awards are determined by the Plan administrator.

Performance Awards. The Plan administrator may grant performance awards to participants under such terms and conditions as the Plan administrator deems appropriate. A performance award entitles a participant to receive a payment from us, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of Common Stock or a combination thereof, as determined by the Plan administrator.

Other Stock-Based Awards. The Plan administrator may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted shares, restricted Units, or performance awards. The terms and conditions of each other stock-based award will be determined by the Plan administrator. Payment under any other stock-based awards will be made in Common Stock or cash, as determined by the Plan administrator.

Cash-Based Awards. The Plan administrator may grant cash-based incentive compensation awards, which would include performance-based annual cash incentive compensation to be paid to covered employees subject to Section 162(m) of the Code. The terms and conditions of each cash-based award will be determined by the Plan administrator.

Director and Officer Indemnification and Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by Delaware law. We also have purchased a policy of directors’ and officers’ liability insurance that will insure our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Policies and Procedures Regarding Related Party Transactions

Our Board of Directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee will be tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of any related party transactions policy.

A “related person” means:

●	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

●	any person who is known by us to be the beneficial owner of more than 5% of our Common Stock;

●

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our Common Stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our Common Stock; or

●

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

There are no transactions currently proposed by us in which a related party has a direct or indirect financial interest in which the amount involved exceeds $120,000.

Transactions with Related Persons

On February 28, 2024, the Company and Jose Delgado, Executive Vice President of Sales agreed to sell 49,586 shares of our common stock at a price of $0.667 per share (based on the closing stock price as of February 27, 2024) for a total of $33,073.35, which amount represents satisfaction of Mr. Delgado’s $25,036.52 outstanding obligation to the Company plus an estimated $8,036.83 in federal and California state income taxes incurred in connection with the sale.

We have agreed to indemnify, defend and hold harmless the members of Moving iMage Technologies LLC from any taxes which may at any time be asserted with respect to the Share Exchange implemented in connection with our IPO.

Granting of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not grant equity awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, and do not time the public release of such information based on award grant dates. During the last completed fiscal year, we have not made awards to any named executive officer or director during the period beginning four business days before and ending one business day after the filing of a period report on Form 10-Q or Form 10-K or the filing or furnishing of a current report on Form 8-K, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;

●	each of our named executive officers;

●	each of our directors and director nominees; and

●	all of our current executive officers, directors and director nominees as a group.

Applicable percentage ownership is based on 9,945,115 shares of Common Stock outstanding as of February 17, 2026

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date.

Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our Common Stock listed below have sole voting and investment power with respect to the shares shown.

Unless otherwise noted below, the address of each person listed on the table is c/o Moving iMage Technologies, Inc., 17760 Newhope Street, Fountain Valley, CA 92708.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares		%
Named Executive Officers and Directors
Phil Rafnson	2,074,828	(1)	20.9%
Bevan Wright	635,185		6.4
Jose Delgado	461,917		4.7
Francois Godfrey	125,000		1.3
William Greene	93,750	(2)	*
Katherine D. Crothall, Ph.D.	88,684	(3)	*
John C. Stiska	62,438	(3)	*
Scott Anderson	82,748	(3)	*
All executive officers, directors as a group (8 persons)	3,632,883		36.5%

* Indicates ownership of less than 1%

*	Indicates ownership of less than 1%

(1)	Represents shares held by Sound Management Investors, LLC, an entity wholly owned and controlled by Mr. Rafnson.
(2)	Represents shares underlying stock options.
(3)	Includes options to purchase 50,000 shares of common stock.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF

Independent Registered Public Accounting Firm

The Audit Committee has appointed Haskell & White LLP (“Haskell & White”) to serve as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending June 30, 2026. Haskell & White does has served as auditor for the Company since April 21, 2022. Haskell & White does not expect to have a representative present at the Annual Meeting.

We are asking our stockholders to ratify the selection of Haskell & White as our independent registered public accounting firm for the fiscal year ending June 30, 2026. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of Haskell & White to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

Vote Required; Board of Directors Recommendation

You may vote in favor of or against this proposal or you may abstain from voting. The affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to approve the ratification of Haskell & White as our independent registered public accounting firm. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the appointment of Haskell & White as the Company’s independent registered public accounting firm. Abstentions will not be counted as votes cast and will have no effect on the result of the vote although they will be considered present for the purpose of determining the presence of a quorum. Because this proposal is considered to be routine under NYSE rules, if you hold your shares in street name, your broker, bank or other agent may vote your shares on this Proposal Two in its discretion, even if you do not provide voting instructions.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF HASKELL & WHITE L.L.P.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The following table provides information regarding the fees billed to us by Haskell & White in the fiscal years ended June 2025 and 2024. All fees described below were approved by the Audit Committee:

	For the fiscal years ended June 30
	2025	2024
Audit Fees – H&W (1)	$221,615	$210,105
Audit Related Fees	—	—
Tax Fees	13,100	10,200
All Other Fees	—	—
Total Fees:	$234,715	$220,305

(1)

Audit fees includes fees associated with the annual audits of our financial statements, quarterly reviews of our financial statements, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit Committee Report to Stockholders

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of our Board of Directors submits the following report:

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent within the meaning of NYSE MKT Rule 803A(2). The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with Public Company Accounting Oversight Board (PCAOB) standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.

In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the June 30, 2025 audited consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards Update No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee received the written disclosures from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independent registered public accounting firm’s independence from the Company and its management.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10‑K for fiscal 2025 filed with the SEC.

The Audit Committee also has appointed, subject to stockholder ratification, Haskell & White as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026.

February 18, 2025

Respectfully submitted,

THE AUDIT COMMITTEE

John C. Stiska, Chair

Katherine D. Crothall, Ph.D

Scott Lloyd Anderson

The Report of the Audit Committee should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the Report of the Audit Committee therein by reference.

STOCKHOLDER PROPOSALS

Stockholders wishing to include proposals in the proxy materials in relation to our 2025 Annual Meeting of Stockholders must submit the same in writing, by mail, first-class postage pre-paid, to the Company’s Corporate Secretary, which must be received at our executive office on or before October 23, 2026 (unless we hold our annual meeting more than 30 days earlier next year, in which case the deadline will be a reasonable period of time prior to the date we begin to print and send our proxy materials for the annual meeting). Our Board of Directors will review any stockholder proposals that are filed as required and, with the assistance of our Corporate Secretary, will determine whether such proposals meet the criteria prescribed by Rule 14a‑8 under the Exchange Act for inclusion in our 2025 proxy solicitation materials or consideration at the 2025 Annual Meeting. If the stockholder does not also comply with the requirements of Rule 14a‑4(c) under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

To be eligible for consideration at the 2026 Annual Meeting of Stockholders, any proposal that is a proper subject for consideration which has not been submitted by the deadline for inclusion in the proxy statement (as set forth above) and any nomination for director must comply with the procedures specified in our Bylaws. These procedures require, among other things, that any such proposal or nomination be received by the Corporate Secretary not less than 120 but no more than 150 calendar days in advance of the one year anniversary of the previous year’s annual meeting of stockholders. For the annual meeting of stockholders in 2026, any proposal must be received between November 10, 2026 and December 10, 2026. Any stockholder considering submitting a nominee or proposal for action at our 2026 Annual Meeting of Stockholders is directed to the Company’s Bylaws, which contain additional requirements as to submission of nominations for directors or proposals for stockholder action. Copies of the Bylaws may be obtained upon request to the Company’s Corporate Secretary. Stockholder proposals or nominations must include the specified information concerning the stockholder and the proposal or nominee as described in our Bylaws.

In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 8, 2027.

All submissions to, or requests of, the Corporate Secretary should be made to Moving iMage Technologies, Inc., 17760 Newhope Street, Fountain Valley, CA 92708.

OTHER MATTERS

Our Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters set forth in the Notice of Annual Meeting of Stockholders and matters incident to the conduct of the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

ANNUAL REPORT

A copy of our Annual Report on Form 10‑K and 10-K/A for the year ended June 30, 2025 (the “Annual Report”), are available on our website (http://www.Movingimagetech.com). We will provide copies of the exhibits to the Annual Report upon payment of a nominal fee to cover the reasonable expenses of providing those exhibits. Requests should be directed to our Corporate Secretary by phone at (714) 751‑7998 or by mail to Moving iMage Technologies, Inc. 17760 Newhope Street, Fountain Valley, CA 92708. The Annual Report and the exhibits thereto also are available free of charge from the SEC’s website (http:// www.sec.gov.). The Annual Report is not to be considered as proxy solicitation material.

By Order of the Board of Directors,

February 18, 2026	Phil Rafnson President and Chief Executive Officer